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                                                                  EXHIBIT 3.140

                           ARTICLES OF INCORPORATION

                                       OF

                         ZEBRA BROADCASTING CORPORATION



                  The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, does hereby certify:

                  FIRST:  The name of the Corporation is:

                         ZEBRA BROADCASTING CORPORATION

                  SECOND: The place in Ohio where the principal office of the Corporation shall be located is Cleveland, in Cuyahoga County, Ohio.

                  THIRD: The purpose for which the Corporation is formed is, in general, to carry on any lawful business whatsoever which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties; and to have and exercise all rights, powers and privileges which are now or may hereafter be conferred upon corporations by the laws of Ohio.

                  The Corporation reserves the right at any time and from time to time to change substantially its purposes pursuant to the affirmative vote or approval of the holders of shares entitled to exercise the proportion of the voting power of the Corporation now or hereafter required by statute for such approval, and such vote or approval shall be binding and conclusive upon every shareholder of the Corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purpose or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

                  FOURTH: The number of shares of Capital Stock which the Corporation is authorized to have outstanding is SEVEN HUNDRED FIFTY (750) shares of Common Stock, without par value. Six Hundred and Fifty (650) of such shares shall be non-voting, and the remaining One Hundred (100) shares shall be voting; all shall be Class A Common.

                  FIFTH: No holder of any class of shares of the Corporation shall have any pre-emptive or preferential right to subscribe to or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized and whether unissued or in the treasury, or any obligations convertible into shares of any class of stock of the Corporation, at any time issued or sold, or any right to subscribe to or purchase any thereof.

                  SIXTH: The Corporation may, from time to time, pursuant to authorization by its Directors and without action by the Shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the


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Directors shall determine, to the extent permitted by law; subject, however, to such limitation or restriction, if any, as may be imposed by the terms or provisions of any class of shares or other securities of tile Corporation outstanding., at the time of the purchase or acquisition in question.

                  SEVENTH: A Director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise, nor shall any transaction, contract or other act of tile Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any Director or officer, or any firm in which such Director or officer is a member, or any corporation of which such Director or officer is a shareholder, director or officer, is in any way interested in such transaction, contract or other act, provided the fact that such Director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors at the time at which any action upon any such transaction, contract or other act occurred; and any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer were not interested in such transaction, contract or other act.

                  EIGHTH: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the time of the filing of these Articles of Incorporation in the office of the Secretary of State of Ohio.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name this ____ day of August, 1992.



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                         ORIGINAL APPOINTMENT OF AGENT


                  THE UNDERSIGNED, being the sole Incorporator of ZEBRA BROADCASTING CORPORATION, hereby appoints PAMELA HALTER, to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.


         Her complete address is:          c/o Zapis Communications Corporation
                                           1729 Superior Avenue, Suite 401
                                           Cleveland, Ohio 44114



                                           ------------------------------------
                                           THANO G. PASALIS




Gentlemen:

                  I, PAMELA HALTER, hereby accept appointment as agent of your corporation upon whom process, tax notices or demands may be served.




                                           ------------------------------------
                                           PAMELA HALTER



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